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                                                                  EXHIBIT 3.1(c)

                           CERTIFICATE OF AMENDMENT

                                      OF

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                               NEW TENNECO INC.

          New Tenneco Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

          1. The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Article FIRST thereof and inserting the following in lieu thereof:

          "FIRST:   The name of the corporation is Tenneco Inc."

          2. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and by written consent of the then sole stockholder of the Corporation in accordance with 228 of the General Corporation Law of the State of Delaware.

          3. The foregoing amendment to the Restated Certificate of Incorporation of the Corporation shall be effective at 8:00 a.m. Eastern Standard Time on December 12, 1996.

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     IN WITNESS WHEREOF, said New Tenneco Inc. has caused this Certificate to be signed as of the 11th day of December, 1996.


                                           NEW TENNECO INC.


                                           By: /s/ Karl A. Stewart
                                              ----------------------------------
                                           Name:  Karl A. Stewart
                                           Office: Vice President and Secretary